UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 5, 2014, Jacob Berning was elected to the Company’s board of directors pursuant to the Agreement, dated as of November 8, 2014, by and among Insignia Systems, Inc., Nicholas J. Swenson, Air T, Inc., Groveland Capital LLC, and Groveland Hedged Credit Fund LLC. Pursuant to such agreement, the Company agreed to elect an additional director proposed by Air T, Inc., and the Company also agreed to nominate such additional director to the Company’s board of directors at the 2015 annual meeting of shareholders, scheduled to be held on or about May 19, 2014.

In connection with his election as director and in accordance with such agreement, Mr. Berning will receive the same compensation and reimbursement of expenses as are payable to the Company’s other non-employee directors.  Mr. Berning has not yet been appointed to any committees of the board of directors.

Mr. Berning is the Vice President of Marketing at The Schwan Food Company.  He has extensive leadership experience across a diverse set of businesses and teams in the consumer packaged goods industry.  His 15 years of marketing experience working with a variety of different brands also includes time as Marketing Director of WhiteWave Foods Company and Marketing Manager at General Mills Inc.

Mr. Berning has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

The press release announcing this appointment is attached as Exhibit 99.1 to this report.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2014, the board of directors of Insignia Systems, Inc., (the “Company”) adopted and approved an amendment to the Company’s amended and restated bylaws (the “Bylaws”), which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

The board amended the Bylaws to increase the permitted board size from seven directors to eight directors.  No other amendments were made to the Bylaws.  This description of the amendment to the Bylaws is a summary only and is qualified in its entirety by reference to the full text of such amendment to the Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1                                   Amendment to Insignia Systems, Inc. Amended and Restated Bylaws.

Exhibit 99.1                            Press Release, dated December 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: December 11, 2014	By	/s/ John C. Gonsior
John C. Gonsior
Vice President, Finance and CFO